SUB-ITEM 77Q.1:

Federated Adjustable Rate
Securities Fund

Amendment #7
to the
Restated and Amended
Declaration of Trust
dated May 19, 2000

	This Declaration of
Trust is amended as follows:

Strike the first paragraph of
Section 5 of Article III and
substitute in its place the following:

       Section 5.
 Establishment and Designation
of Series or Class.

	Without limiting the
authority of the Trustees set
forth in Article XII, Section 8,
 inter alia, to establish and
designate any additional
Series or Class or to modify
the rights and preferences
of any existing Series or Class, the
Series and Classes shall be
 and are established and
 designated as:

Federated Adjustable Rate
Securities Fund
Institutional Shares
Service Shares


	The undersigned
hereby certify that the
above stated Amendment is
 a true and correct Amendment
 to the
Amended and Restated Declaration
 of Trust, as adopted by the Board
 of Trustees at a meeting on the
 13th day of
May, 2011, to become effective
on September 30, 2011.

	WITNESS the due execution
hereof this 23rd day of August, 2011.


/s/ John F. Donahue
/s/ Charles F. Mansfield, Jr.
John F. Donahue
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O?Neill
John F. Cunningham
Thomas M. O?Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will


/s/ Peter E. Madden
Peter E. Madden